UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2015

CTI Group (Holdings) Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10560	51-0308583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 N. Alabama Street, Suite 240, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 262-4666

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 1, 2015, the Board of Directors (the “Board”) of CTI Group (Holdings) Inc. (the “Company”) adopted the CTI Group (Holdings) Inc. 2015 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to provide incentives to attract, retain, motivate and reward highly competent persons as outside directors, executive officers and other employees, consultants and advisors to the Company and its subsidiaries by providing them with opportunities to acquire shares of the Company’s Class A common stock, par value $0.01 per share (“Common Stock”), or other awards under the Plan, and to assist in aligning the interests of participants in the Plan with those of the Company’s stockholders.

The Plan may be administered by the Compensation Committee of the Board (the “Committee”) or by another committee appointed by the Board from among its members.

Participants in the Plan consist of such non-employee directors, executive officers (including Manfred Hanuschek, the Company’s Chief Executive Officer and President, and Nathan Habegger, the Company’s Chief Financial Officer) and other employees of, or consultants and advisors to, the Company or its subsidiaries and outside contractors, in each case, as the Committee determines to be significantly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive awards under the Plan (each a “Participant”).

Awards under the Plan may be made to Participants in the form of options, stock grants, restricted stock and restricted stock units. With respect to option awards, the exercise price of the option is required to be at least 100% of the fair market value of a share of the Company’s common stock on the grant date. The aggregate maximum number of shares of Common Stock that may be granted under the Plan is 5,000,000 shares, subject to adjustment in the event there is a merger, consolidation, stock split, reclassification, recapitalization or similar transaction with respect to the Common Stock (“Adjustments”). The maximum number of shares of Common Stock with respect to which awards may be granted or measured to any individual Participant under the Plan during the Company’s fiscal year may not exceed 1,500,000 shares, subject to Adjustments. No award may be granted under the Plan after April 1, 2025.

Awards under the Plan may be subject to the attainment of objective performance goals that are established by the Committee and may be made with the intention of qualifying as “performance-based” compensation (“Performance Based Compensation”) under Section 162(m) of the Internal Revenue Code (“Section 162(m)”), thereby exempting such awards from the limitations in Section 162(m) on the tax deductibility of certain compensation paid to executive officers in excess of $1,000,000 (“Performance-Based Compensation Rules”).

For awards intended to qualify as Performance-Based Compensation, performance goals shall be based on one or more of the following business criteria to set performance targets with respect to Awards intended to qualify as Performance Awards: net sales; pretax income before allocation of corporate overhead and bonus; budget; earnings per share; net income; division, group or corporate financial goals; return on stockholders’ equity; return on invested capital or assets; attainment of strategic and operational initiatives; cost reductions and savings; appreciation in and/or maintenance of the price of Common Stock or any other publicly-traded securities of the Company; market share; cash flow; revenues; return on revenues; gross profits; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; economic value-added models; comparisons with various stock market indices; productivity; reductions in costs; or any variation or combination of the preceding business criteria.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	CTI Group (Holdings) Inc. 2015 Stock Incentive Plan, adopted by the CTI Group (Holdings) Inc. Board of Directors on April 1, 2015.

*	Filed electronically herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Group (Holdings) Inc.

Date: April 7, 2015	By:	/s/ Manfred Hanuschek
		Name:	Manfred Hanuschek
		Title:	Chief Executive Officer and President

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